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                                                                 Exhibit 10.2.47

                     SCHEDULE IDENTIFYING OMITTED DOCUMENTS

     The only particular in which the attached agreement differs from the omitted agreements is the name of the employee who is a party to the agreements.

     The following are the employees who are parties to the omitted agreements:


                                 Brent L. Larson

                                Patricia A. Coburn


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                               SEVERANCE AGREEMENT


     This Severance Agreement is made and entered into effective as of October 23, 1998 ("Effective Date"), by and between NEOPROBE CORPORATION, a Delaware Corporation with a place of business at 425 Metro Place North, Suite 400, Dublin, Ohio 43017-1367 (the "Company") and MATTHEW F. BOWMAN (the "Employee") of 8123 Linden Leaf Circle, Worthington, Ohio 43235.

     WHEREAS, the Company and the Employee wish to establish new terms, covenants, and conditions for the Employee's continued employment with the Company through this agreement ("Severance Agreement").

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1. DEFINITIONS. For the purposes of this Severance Agreement, the following terms shall have the meanings given below:

     "Base Salary" means an annual amount of base salary at the highest annual rate (excluding bonuses and benefits but including withholding taxes) paid to Employee at any time during the twenty-four (24) month period immediately before the termination of the employment of the Employee.

     A "Change in Control" of the Company has occurred when: (a) any Person, other than Neoprobe or an employee benefit plan created by its Board of Directors for the benefit of its employees, either directly or indirectly, acquires beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by Neoprobe having thirty percent (30%) or more of the voting power of all the voting securities issued by Neoprobe in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose; (b) a majority of the Directors elected at any meeting of the holders of voting securities of Neoprobe are persons who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors having authority in such matters; (c) the stockholders of Neoprobe approve a merger or consolidation of Neoprobe with another person, other than a merger or consolidation in which the holders of Neoprobe's voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of Neoprobe approve a transfer of substantially all of the assets of Neoprobe to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by Neoprobe or by the holders of Neoprobe's voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

     "Person" means any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934.

     "Termination Without Cause" is a termination of employment that is not for cause and not occasioned by the resignation, death or disability of the Employee. Should the Company relocate to another city and Employee decide not to relocate also, cessation of employment shall be without cause hereunder.

2. CHANGE IN CONTROL SEVERANCE. In addition to the rights of the Employee under the Company's employee benefit plans or otherwise, if there is a Change in Control and the employment of the Employee is concurrently terminated or is terminated at any time within four (4) months thereafter (a) by the Company



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without cause, or (b) by the resignation of the Employee, for any reason, the
Employee shall be paid a severance payment equal to one and one-half (1.5) times his Base Salary.

3. LIFE AND HEALTH BENEFITS. If the employment of the Employee is terminated and she is entitled to a severance payment under Section 2 above, she shall be entitled to continue to participate in the Company's life and health insurance programs for a period of eighteen (18) months after such termination on the same terms and conditions (including payments) as are then prevailing for the Company's employees who have the same level of salary and tenure as the Employee did when his employment was terminated. The Company shall not require any payment from the Employee for life or health insurance in excess of the amounts payable by the Company's employees who have the same level of salary and tenure as the Employee, but the Employee understands and agrees that the Company has the right to terminate the availability of such insurance for its then current employees, in which event the Company shall not be required to provide such insurance to the Employee. When the Company's obligation to provide insurance under this Section 3 has terminated the Company shall provide the Employee with such rights under COBRA as she may then be entitled without regard to the lapse of time between the termination of his Employment and the date on which the Company ceases to provide insurance under this Section 3.

4. VESTED BENEFITS. This Severance Agreement is in addition to and not in lieu of any rights the Employee may otherwise have to receive any vested benefits under any employee benefit plan or program or customary practice of the Company at or after the termination of his employment with the Company. Regardless of any amount payable to the Employee under this Severance Agreement, the Employee shall be entitled to receive all benefits and payments that she may otherwise be entitled to under any plan or program or customary practice of the Company all of which shall be payable in accordance with the terms of such plan, program, or practice.

5. ARBITRATION. Any dispute or controversy arising under or in connection with this Severance Agreement shall be settled exclusively by arbitration in Columbus, Ohio, in accordance with the nonunion employment arbitration rules of the American Arbitration Association ("AAA") then in effect. If specific nonunion employment dispute rules are not in effect, then AAA commercial arbitration rules shall govern the dispute. If the amount claimed exceeds $100,000, the arbitration shall be before a panel of three arbitrators. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall indemnify the Employee against, and hold him harmless from, any attorney's fees, court costs and other expenses incurred by the Employee in connection with the preparation, commencement, prosecution, defense or enforcement of any arbitration, award, confirmation or judgment in order to assert or defend any right or obtain any payment under Section 2 above or under this sentence; without regard to the success of the Employee or his attorney in any such arbitration or proceeding.

6. GOVERNING LAW. The Severance Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

7. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Severance Agreement shall not affect the validity or enforceability of any other provision of the Severance Agreement, which shall remain in full force and effect.

8. ENTIRE AGREEMENT; NOT AN EMPLOYMENT AGREEMENT. This Severance Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and preliminary agreements. This Severance Agreement may not be amended except in writing executed by the parties hereto. This Severance Agreement is not an employment agreement and nothing contained herein gives Employee any right to continue to be employed by or provide services to the Company or, except as otherwise expressly set forth in Section 2 above, affects the right of the Company to terminate Employee's employment or other relationship with Employee.



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9. EFFECT ON SUCCESSORS IN INTEREST. This Severance Agreement shall inure to the benefit of and be binding upon heirs, administrators, executors, successors and assigns of each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Severance Agreement as of the date first written above.


NEOPROBE CORPORATION                            EMPLOYEE


By:   /s/ David C. Bupp                        /s/ Matthew F. Bowman
   -------------------------------             ---------------------------------
   David C. Bupp, President                    Matthew F. Bowman



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